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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Gamma Biologicals, Inc. on Form S-8 of our report dated May 28, 1997, incorporated by reference in the Annual Report on Form 10-K of Gamma Biologicals, Inc. for the year ended March 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
November 17, 1997